UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

STEREOTAXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3120386
(State of incorporation or organization)	(IRS Employer Identification No.)

4320 Forest Park Avenue, Suite 100 St. Louis, Missouri	63108
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be so Registered
Warrants to purchase Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-191054 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Securities to be Registered.

The securities to be registered hereby are transferable subscription warrants (the “Warrants”) to purchase shares of Common Stock, par value $0.001 per share (the “Common Stock”), of Stereotaxis, Inc., a Delaware corporation (the “Registrant”).

The description of the Warrants as included under the caption “The Warrants Offering” in the Prospectus Supplement filed with the Securities and Exchange Commission on September 4, 2015, which forms a part of the Registration Statement on Form S-3, as originally filed with the Securities and Exchange Commission (the “Commission”) on November 27, 2013 (Registration No. 333-192606), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), such registration statement is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

Exhibit No.	Description of Exhibit

1.	Restated Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 of the Registrant’s Form 10-Q (File No. 000-50884) for the fiscal quarter ended September 30, 2004.

2.	Certificate of Amendment to Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K (File No. 000-50884) filed on July 10, 2012.

3	Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 of the Registrant’s Form 10-Q (File No. 000-50884) for the fiscal quarter ended September 30, 2004.

4	Form of Specimen Stock Certificate, incorporated by reference to the Registration Statement on Form S-1 (File No. 333-115253) originally filed with the Commission on May 7, 2004, as amended thereafter, at Exhibit 4.1.

5	Form of Warrants Certificate, incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on September 4, 2015.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Stereotaxis, Inc. (Registrant)

Date: September 10, 2015	By:	/s/ Karen W. Duros
Name: Karen W. Duros Title: Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.	Restated Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 of the Registrant’s Form 10-Q (File No. 000-50884) for the fiscal quarter ended September 30, 2004.

2.	Certificate of Amendment to Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K (File No. 000-50884) filed on July 10, 2012.

3	Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 of the Registrant’s Form 10-Q (File No. 000-50884) for the fiscal quarter ended September 30, 2004.

4	Form of Specimen Stock Certificate, incorporated by reference to the Registration Statement on Form S-1 (File No. 333-115253) originally filed with the Commission on May 7, 2004, as amended thereafter, at Exhibit 4.1.

5	Form of Warrants Certificate, incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on September 4, 2015.